EXHIBIT 10.30

INTERCREDITOR AND SUBORDINATION AGREEMENT

INTERCREDITOR AND SUBORDINATION AGREEMENT dated as of August 28, 2015, by and among MARVIN ROSEN, an individual (“Subordinated Lender”), FUSION TELECOMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation (“Issuer”), each other Credit Party party hereto and OPUS BANK, a California commercial bank, as Administrative Agent (in its capacity as Administrative Agent under the Credit Agreement defined below, the “Agent”).

WHEREAS, Fusion NBS Acquisition Corp., a Delaware corporation (“Borrower”), Agent and the Lenders party thereto (together with the lenders from time to time party thereto, the “Lenders”) have entered into the Credit Agreement (as hereinafter defined) pursuant to which, among other things, Lenders have agreed, subject to the terms and conditions set forth in the Credit Agreement, to extend credit to the Borrower;

WHEREAS, in accordance with the terms of the Credit Agreement and the other Senior Loan Documents (as hereinafter defined), Issuer has granted Lenders and Agent a first priority lien on, security interest in and right of set-off against any and all right, title and interest of Issuer in and to certain Collateral; and

WHEREAS, as an inducement to and as one of the conditions precedent to the agreement of Lenders and Agent to consummate the transactions contemplated by the Credit Agreement and the other Senior Loan Documents, Lenders and Agent require the execution and delivery of this Agreement by Subordinated Lender and Credit Parties.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions.

(a) Capitalized terms used but not defined herein (including, without limitation, in the preamble and recitals above) shall have the meanings given such terms in the Credit Agreement.

(b) The following terms shall have the following meanings:

“Agent” has the meaning specified in the recitals of this Agreement.

“Agreement” means this Intercreditor and Subordination Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified under Title 11 of the United States Code, or any successor statutes, and the bankruptcy rules promulgated thereunder, as the same may be in effect from time to time.

“Collateral” means the collective reference to the “Collateral” (as defined in the Credit Agreement) and any and all other property from time to time subject to Liens or security interests to secure payment or performance of the Senior Obligations.

“Credit Agreement” means the Credit Agreement, dated as of August 28, 2015, by and among Borrower, Agent, Lenders and the other parties from time to time party thereto, as such Credit Agreement may be amended, restated, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Credit Agreement (whether provided by one or more of the original Lenders under the Agreement or one or more successor Lenders).

“Credit Parties” means Issuer, Borrower, NBS, each other Subsidiary of Issuer and any other Person that at any time is or becomes directly or indirectly liable on or in respect of, or that provides security for, any Senior Obligations, and their successors and permitted assigns.

“Enforcement Action” means, with respect to the Subordinated Obligations, any action to collect all or any portion of the Subordinated Obligations, to accelerate or demand payment of all or any portion of the Subordinated Obligations or to enforce any of the rights and remedies of any holder of any of the Subordinated Obligations, either pursuant to the Subordinated Loan Documents, at law, or in equity, including, but not limited to: (i) commencing or pursuing legal proceedings to collect any amounts owed with respect to the Subordinated Obligations; (ii) execution upon, or otherwise enforcing any judgment obtained with respect to, amounts owed on the Subordinated Obligations; or (iii) commencing or pursuing any judicial or non-judicial proceedings with respect to the Subordinated Obligations to foreclose upon, or to acquire title in lieu of foreclosure as to, all or any portion of the assets of Issuer or any other Credit Party.

“Insolvency Event” means (i) Issuer or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Issuer or any of its Subsidiaries making a general assignment for the benefit of its creditors; (ii) there being commenced against Issuer or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above; (iii) there being commenced against Issuer or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets; (iv) Issuer or any of its Subsidiaries taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) Issuer or any of its Subsidiaries generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due.

“Insolvency Proceeding” means the occurrence or commencement of any proceeding specified in clause (i) or clause (ii) of the definition of “Insolvency Event” in this Agreement.

“Issuer” has the meaning specified in the recitals of this Agreement.

“Lenders” has the meaning specified in the recitals of this Agreement.

“Permitted Subordinated Debt Payments” means regularly scheduled cash payments of interest, at the non-default rate of interest not to exceed a rate of 7% per annum, pursuant to and in accordance with the Subordinated Notes.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

 “Senior Default” means any “Default” or “Event of Default” under the Credit Agreement or any other Senior Loan Document.

“Senior Lenders” means Lenders, Agent and each other holder of a Senior Obligation and each of their respective successors and assigns.

“Senior Loan Documents” means the collective reference to the Credit Agreement, the other “Loan Documents” (as defined in the Credit Agreement) and all other documents, instruments and agreements that from time to time evidence the Senior Obligations or secure or support payment or performance thereof, as the same may be amended, restated, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided therein (whether provided by one or more Lenders under the Credit Agreement or one or more successor Purchasers).

“Senior Obligations” means the “Obligations”, as such term is defined in the Credit Agreement and the “Obligations”, as such term is defined in any Guaranty (as defined in the Credit Agreement), including, without limitation, all principal, interest, fees, expenses, indemnities and reimbursement obligations at any time owed by the Credit Parties to Senior Lender pursuant to the terms of the Senior Loan Documents, in each instance, whether before or after the commencement of an Insolvency Proceeding and without regard to whether or not an allowed claim, and all obligations and liabilities incurred with respect to any refinancing of such obligations, together with any amendments, restatements, modifications, renewals or extensions thereof.

“Subordinated Event of Default” means any default or event of default under the Subordinated Notes or other Subordinated Loan Documents.

“Subordinated Lender” has the meaning specified in the recitals of this Agreement.

“Subordinated Loan Documents” means the collective reference to the Subordinated Notes and any other documents, agreements or instruments that from time to time evidence or otherwise relate to the Subordinated Obligations.

“Subordinated Notes” means the letter agreement between Subordinated Lender and Issuer, dated August 28, 2015, providing for, among other things, payment of the promissory note in the original principal amount of $3,922,364.37 issued by Issuer to Subordinated Lender, copies of which are attached as Exhibit A hereto, as in effect as of the date hereof and as amended, supplemented, restated or otherwise modified from time to time as permitted by this Agreement and the Senior Loan Documents, including, without limitation, any notes issued in exchange or substitution therefor.

“Subordinated Obligations” means the collective reference to the unpaid principal of and interest on the Subordinated Notes and all other Indebtedness of Issuer or any other Credit Party owing to the Subordinated Lender (including, without limitation, interest accruing at the then applicable rate provided therein after the maturity of the Subordinated Notes and interest accruing at the then applicable rate provided in the Subordinated Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Issuer or any other Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Subordinated Notes, this Agreement, or any other Subordinated Loan Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Subordinated Lender that are required to be paid by Issuer or any other Credit Party pursuant to the terms of any other Subordinated Loan Document); provided, however, that Subordinated Obligations shall not include obligations for compensation, employee benefits and reimbursement of related costs incurred in the Ordinary Course of Business, to the extent any of the foregoing constitutes Indebtedness, and to the extent such Indebtedness is permitted by the Credit Agreement.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) No inference in favor of, or against, any party to this Agreement shall be drawn from the fact that such party has drafted any portion of this Agreement.

2. Subordination; Enforcement Action.  Each Credit Party and Subordinated Lender each hereby agrees, for itself and each future holder of the Subordinated Obligations, that:

(a) No part of the Subordinated Obligations shall have any claim to any assets of any Credit Party on a parity with or prior to the claim of any of the Senior Obligations.

(b) Unless and until the Senior Obligations have been paid in full, without the express prior written consent of Agent, (1) Subordinated Lender shall not, directly or indirectly, take, demand, accept or receive from any Credit Party or any other Person, in cash or other property or by setoff or in any other manner, payment of all or any of the Subordinated Obligations, and (2) no Credit Party shall make, give or permit, directly or indirectly, by setoff, redemption, purchase or in any other manner, any payment of or with respect to, or any collateral or other security for, the whole or any part of the Subordinated Obligations, including, without limitation, any guarantee, letter of credit or similar credit support to support payment of any of the Subordinated Obligations; provided, however, that, subject in all respects to the other terms and provisions hereof, (x) Subordinated Lender may accept and retain, and Issuer may make, Permitted Subordinated Debt Payments so long as no Blockage Period is then in effect, provided that, after giving effect to such payment, the Credit Parties are in compliance on a pro forma basis with the covenants set forth in Section 7.11 of the Credit Agreement, recomputed for the most recent fiscal quarter for which financial statements have been delivered; and (y) Issuer may resume making any Permitted Subordinated Debt Payments, and may make any Permitted Subordinated Debt Payment missed during any Blockage Period, upon the cessation of a Blockage Period.  A “Blockage Period” shall exist from and after the date that any Senior Default shall have occurred, until the earlier to occur of (a) the cure or waiver of such Senior Default, as determined by Agent in its sole discretion and (b) the payment in full of the Senior Obligations.

(c) Unless and until the Senior Obligations have been paid in full, without the express written consent of Agent, Subordinated Lender shall not commence any Enforcement Action.

(d) The expressions “prior payment in full,” “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Senior Obligations shall mean (i) the indefeasible payment in full, in immediately available funds, of all of the Senior Obligations and the performance in full of all of the Senior Obligations, (ii) the termination or expiration of all Senior Loan Documents, and (iii) termination of any and all commitments to lend under the Senior Loan Documents.  Senior Obligations shall be considered to be outstanding whenever any loan commitment under any Senior Loan Document is outstanding.

(e) Each holder of Senior Obligations, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Obligations in reliance upon the provisions contained in this Agreement.

3. Additional Provisions Concerning Subordination.  Without limiting any other term or provision in this Agreement:

(a) The Subordinated Lender and each Credit Party hereby agree that upon the occurrence of any Insolvency Event:

(i) all Senior Obligations shall be paid in full before any payment or distribution is made with respect to any of the Subordinated Obligations; and

(ii) any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, to which Subordinated Lender would be entitled except for the provisions hereof, shall be paid or delivered by such Credit Party, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to Agent for application against the Senior Obligations (in accordance with the terms of the applicable Senior Loan Documents), to the extent necessary to pay in full all Senior Obligations, before any payment or distribution shall be made to Subordinated Lender, and (x) Subordinated Lender hereby unconditionally authorizes, empowers and directs all trustees, receivers, custodians, conservators, or any other Persons having authority over the property of any Credit Party to effect delivery of all such payments and distributions to Agent and (y) Subordinated Lender agrees to execute and deliver to Agent such further instruments as may be requested by Agent to confirm the authorization referred to in the foregoing clause (x).

(b) Upon the occurrence of any Insolvency Proceeding commenced by or against any Credit Party, Subordinated Lender irrevocably authorizes and empowers Agent to demand, sue for, collect and receive every payment or distribution on account of any of the Subordinated Obligations payable or deliverable in connection with such event or proceeding, until the Senior Obligations are paid in full, and give acquittance therefor;

(c) Subordinated Lender irrevocably authorizes and empowers Agent to file claims and proofs of claim in any such Insolvency Proceeding and take such other actions, in its own name, or in the name of the Subordinated Lender or otherwise, as Agent may deem necessary or advisable for the enforcement of the provisions of this Agreement; and, in furtherance thereof, Subordinated Lender shall execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as Agent may request; provided, however, that the foregoing authorization and empowerment imposes no obligation on Agent or any other Senior Lender to take any such action.

(d) Except as otherwise expressly permitted by the terms hereof, if any payment or distribution, whether consisting of money, property or securities, shall be collected or received by or come into the custody, control or possession of Subordinated Lender in respect of the Subordinated Obligations, Subordinated Lender shall forthwith deliver the same to Agent for application against the Senior Obligations, in the exact form received, duly endorsed to Agent, if required, in each case to be applied to the payment or prepayment of the applicable Senior Obligations in accordance with the terms of the applicable Senior Loan Documents until such Senior Obligations are paid in full.  Until so delivered, such payment or distribution shall be held in trust by Subordinated Lender as the property of the Senior Lenders, segregated from other funds and property held by Subordinated Lender.

4. Subrogation.  Until the Senior Obligations are paid in full, the Subordinated Lender shall not make or assert any claim of subrogation under applicable law or otherwise with respect to the Senior Lenders or the Senior Obligations.  Upon the payment in full of the Senior Obligations, the Subordinated Lender shall be subrogated to the rights of the Senior Lenders to receive payments or distributions of assets of Issuer and each other Credit Party in respect of the Senior Obligations until the Senior Obligations shall be paid in full.  For the purposes of such subrogation, payments or distributions to any Senior Lender of any money, property or securities to which Subordinated Lender would be entitled except for the provisions of this Agreement shall be deemed, as between Issuer and its creditors (other than the Senior Lenders and Subordinated Lender), to be a payment by Issuer to or on account of Subordinated Obligations (it being understood that the provisions of this Agreement are, and are intended solely, for the purpose of defining the relative rights of the Subordinated Lender, on the one hand, and Senior Lenders, on the other hand).

5. Consents, Waivers and Covenants of Subordinated Lender.

(a) Subordinated Lender consents and agrees that, without the necessity of any reservation of rights against Subordinated Lender, and without notice to or further assent by Subordinated Lender:

(i) any demand for payment of any Senior Obligations made by any Senior Lender may be rescinded in whole or in part by such Senior Lender, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of any Credit Party or any guarantor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of any Credit Party or any other party under any Senior Loan Document, or any other agreement, may, from time to time, in whole or in part, be amended, restated, renewed, extended, increased, modified, accelerated, compromised, restructured, waived, surrendered, or released by Agent or the other Senior Lenders;

(ii) the Credit Agreement, the other Senior Loan Documents and the Senior Obligations may be amended, restated, modified, extended, increased, renewed, restructured, supplemented or terminated, in whole or in part, as Agent or the other Senior Lenders may deem advisable from time to time, and any collateral security at any time held by any Senior Lender for the payment of any of the Senior Obligations may be sold, exchanged, restructured, waived, surrendered or released, in each case all without notice to or further assent by Subordinated Lender, which will remain bound under this Agreement, and Agent and the other Senior Lenders shall have the right to grant waivers or consents to any Credit Party with respect to any of the Senior Obligations or any Senior Loan Document in any manner whatsoever, all without impairing, abridging, releasing or affecting the subordination provided for herein; and

(iii) any refinancing of the Obligations may be consummated by any Credit Party.

(b) Subordinated Lender waives any and all notice of the creation, renewal, extension, increase, or accrual of any of the Senior Obligations and notice of or proof of reliance by any Senior Lender upon this Agreement.  The Senior Obligations shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Credit Parties and Senior Lenders shall be deemed to have been consummated in reliance upon this Agreement.  Subordinated Lender acknowledges and agrees that each Senior Lender has relied upon the subordination provided for herein in entering into the Senior Loan Documents and in making funds available to Issuer thereunder.  Subordinated Lender waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

(c) The Subordinated Lender hereby consents to the Liens on the Collateral created in favor of Senior Lenders under the Senior Loan Documents, and agrees that the grant, perfection, priority and existence of such Liens does not and shall not constitute a Subordinated Event of Default or any other default under any Subordinated Loan Document.

(d) Concurrently with the issuance thereof, the Subordinated Lender shall provide Senior Lenders with a copy of any written notice of any Subordinated Event of Default or similar communication given by Subordinated Lender to Issuer pursuant to or in connection with any of the Subordinated Loan Documents.  Upon demand by Agent, the Subordinated Lender will furnish to Senior Lenders a statement of the indebtedness owing from Issuer to the Subordinated Lender.  Agent may rely without further investigations upon such statements.

(e)           Notwithstanding anything in the Subordinated Notes or any other agreement or instrument to the contrary, the Subordinated Lender and Issuer hereby acknowledge and agree that the maturity date of each of the Subordinated Notes shall be no earlier than the date upon which the Senior Obligations are paid in full.

6. Negative Covenants of the Subordinated Lender.  Until the payment in full of the Senior Obligations, Subordinated Lender shall not, without the prior written consent of Agent:

(a) sell, assign, or otherwise transfer, in whole or in part, the Subordinated Obligations or any interest therein to any other Person (a “Transferee”) or create, incur or suffer to exist any security interest, Lien, charge or other encumbrance whatsoever upon any of the Subordinated Obligations or under any Subordinated Loan Document in favor of any Transferee unless:

(i) such action is made expressly subject to this Agreement; and

(ii) the Transferee expressly acknowledges to Senior Lenders, by a written agreement in form and substance satisfactory to Agent or by delivery of an executed counterpart of this Agreement or an intercreditor and subordination agreement substantially identical to this Agreement, the subordination provided for herein and agrees to be bound by all of the terms and provisions hereof;

(b) permit any of the Subordinated Loan Documents or the Subordinated Obligations to be amended, restated, renewed, restructured, increased, extended, supplemented or otherwise modified in any respect, except Changes that do not adversely affect Senior Lenders’ rights under this Agreement or the Senior Loan Documents or Senior Lenders’ right to payment of the Senior Obligations; and nothing herein shall prohibit the Subordinated Lender from converting into equity of Parent, or prohibit the Company from permitting conversion into equity of Parent, of any Subordinated Obligations;

(c) permit or require any Credit Party (other than Issuer) to guarantee, or otherwise become liable in respect of, any of the Subordinated Obligations;

(d) permit or require any Credit Party to create any Lien on any of its assets or properties to secure the payment or performance of any of the Subordinated Obligations;

(e) commence, or join with any creditors (other than Senior Lenders) in commencing, or otherwise cause, any Insolvency Proceeding;

(f) challenge the validity, enforceability, priority of, or any other term or provision of, any Senior Loan Document;

(g) challenge the extent, validity, creation, perfection or priority of, any Lien created or purported to be created pursuant to any Senior Loan Document or seek to avoid or subordinate any such Lien; or

(h) interfere in any respect with the exercise by any Senior Lender of any right or remedy under any Senior Loan Document or applicable law;

provided, however, that a transfer by operation of law to the estate of a deceased Subordinated Lender shall not be a default hereunder; provided, further, that it is the express intent of all parties hereto that such transfer shall be expressly subject to this Agreement, and that the Transferee of the estate expressly acknowledges to Senior Lenders, by a written agreement in form and substance satisfactory to Agent or by delivery of an executed counterpart of this Agreement or an intercreditor and subordination agreement substantially identical to this Agreement, the subordination provided for herein and agrees to be bound by all of the terms and provisions hereof.

7. Senior Obligations Unconditional.  All obligations and agreements of the Subordinated Lender hereunder shall be irrevocable, unconditional, continuing and absolute.  All rights and interests of Senior Lenders hereunder, and all agreements and obligations of the Subordinated Lender and any Credit Party, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Loan Document or if all or any portion of the Senior Obligations and/or the Liens securing same are subordinated, set aside, avoided or disallowed, in each case pursuant to an Insolvency Proceeding or otherwise (as a result of the fraudulent transfer provisions under the Bankruptcy Code, under any State fraudulent conveyance or fraudulent transfer statute, or otherwise);

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of any Senior Loan Document, including, without limitation, any increase in any of the Senior Obligations resulting from the extension of additional credit to any Credit Party or otherwise;

(c) any exchange, release or nonperfection of any Lien upon any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or any guarantee thereof;

(d) the existence of any claim, set-off, defense, counterclaim or other right that Subordinated Lender, any Credit Party or any other Person may have against any Person, including, without limitation, any Senior Lender;

(e) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Senior Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Senior Obligations or any obligations of the Credit Parties under the Senior Loan Documents or any other assets of the Credit Parties;

(f) any change, restructuring or termination of the corporate or other organizational structure or existence of any Credit Party;

(g) any failure of any Senior Lender to disclose to Subordinated Lender any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of Issuer or any of its Affiliates now or hereafter known to any Senior Lender (Subordinated Lender hereby waiving any duty on the part of Senior Lenders to disclose such information); or

(h) any other event or circumstance which otherwise might constitute a defense or counterclaim available to, or a discharge of, any Credit Party in respect of any of the Senior Obligations, or of Subordinated Lender or any Credit Party in respect of this Agreement.

8. Representations and Warranties.  Subordinated Lender represents and warrants to each Senior Lender that:

(a) the Subordinated Notes: (i) have been issued to it for good and valuable consideration; (ii) are owned by Subordinated Lender free and clear of any security interests, Liens, charges or encumbrances whatsoever, other than the interest of Senior Lenders under this Agreement; (iii) are payable solely and exclusively to Subordinated Lender and to no other Person and is payable without deduction for any defense, recoupment, offset or counterclaim, and (iv) constitute the only evidence of the obligations evidenced thereby;

(b) Subordinated Lender has the power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Agreement;

(c) this Agreement has been duly executed and delivered by Subordinated Lender and constitutes a legal, valid and binding obligation of Subordinated Lender, enforceable against Subordinated Lender in accordance with its terms;

(d) the execution, delivery and performance of this Agreement will not violate any provision of any requirement of law applicable to Subordinated Lender or contractual obligation of Subordinated Lender and will not result in the creation or imposition of any Lien on any of the properties or revenues of Subordinated Lender pursuant to any requirement of law affecting, or any contractual obligation of, Subordinated Lender, except the interest of Senior Lenders under this Agreement;

(e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority or any other Person (including, without limitation, any creditor of Subordinated Lender), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement; and

(f) no pending or, to the best of its knowledge, threatened litigation, arbitration or other proceedings if adversely determined would in any way prevent the performance of the terms of this Agreement; and

(g) as of the date hereof, Issuer is indebted to the Subordinated Lender under the Subordinated Loan Documents in the aggregate amount of $1,478,081.

9. No Representation by Senior Lenders.  No Senior Lender has made, and no Senior Lender does hereby nor otherwise make to the Subordinated Lender, any representations or warranties, express, or implied, nor does any Senior Lender assume any liability or obligation to or of Subordinated Lender with respect to:

(a) the financial or other condition of any Credit Party or any other obligors under any instruments of guarantee with respect to the Senior Obligations;

(b) the enforceability, validity, value or collectibility of any of the Senior Obligations or the Subordinated Obligations, any collateral therefor, or any guarantee or security which may have been granted in connection with any of the Senior Obligations or the Subordinated Obligations; or

(c) the title or right of any Credit Party or any other Person to transfer any collateral or security.

10. Waiver of Claims.  To the maximum extent permitted by law, Subordinated Lender waives any claim it might have against any Senior Lender with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of any Senior Lender or its affiliates, directors, officers, employees, advisors, attorneys or agents with respect to any exercise of any rights or remedies under any of the Senior Loan Documents or any transaction relating to any of the Collateral or any guarantee.  No Senior Lender or any of its affiliates, directors, officers, employees, advisors, attorneys or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or any guarantee or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or realize upon any guarantee upon the request of any Credit Party or Subordinated Lender or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof or any guarantee.

11. Additional Provisions Applicable After Insolvency Event or Proceeding.  Without limiting any other term or provision in this Agreement or any Senior Loan Document:

(a) The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any Insolvency Event or Insolvency Proceeding.

(b) Subordinated Lender agrees that it will not, directly or indirectly (including, without limitation, as a member of any unsecured creditors’ committee), take any action in or relating to any proceeding arising from, as a result of, in connection with or relating to any Insolvency Proceeding to challenge, contest or object in any manner to (i) the extent, validity, creation, enforceability, perfection or priority of any of the Senior Obligations or any Senior Loan Document or any Liens or security interests created under any Senior Loan Document, or any term or provision of this Agreement or Subordinated Lender's obligations, undertakings, acknowledgments and agreements set forth in this Agreement; (ii) any pleading, motion, notice, objection or argument of or made by or on behalf of any holder of any of the Senior Obligations based on, under or in respect of Section 361, 362, 363 or 364 of the Bankruptcy Code, including, without limitation, in respect of permitting the use of any cash or other collateral by, or providing any financing to, any Credit Party under either Section 363 or 364 of the Bankruptcy Code (including, without limitation, any request for adequate protection, or in respect of the sale or other disposition of any property by any Credit Party under Section 363 of the Bankruptcy Code or pursuant to a plan of reorganization or any other arrangement (and Subordinated Lender shall be deemed to have consented to any such sale or disposition and all of the terms applicable thereto); or (iii) the payment of interest, fees, expenses or other amounts to Senior Lenders under Sections 506(b) or 506(c) of the Bankruptcy Code or otherwise.  Subordinated Lender agrees that it will not seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, without the prior written consent of Agent.  Subordinated Lender shall not support or vote in favor of any plan of reorganization (and they shall be deemed to have voted to reject any plan of reorganization) unless such plan (i) pays off, in cash in full, all Senior Obligations or (ii) is accepted by the Senior Lenders.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective, during and after the commencement of an Insolvency Proceeding.

12. Further Assurances.  The Subordinated Lender and each Credit Party, at their own sole cost and expense and at any time from time to time, upon the written request of Agent will promptly and duly execute and deliver such further instruments and documents and take such further actions as Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.  Without limiting the generality of the foregoing, in the event of an assignment pursuant to any Senior Loan Document or in the event of a refinancing of the Senior Obligations, the Subordinated Lender and each Credit Party shall, upon the request of Agent, execute a new intercreditor and subordination agreement upon the same terms as this Agreement to further evidence and confirm that the Subordinated Obligations are and shall remain junior and subordinate in right of payment to the Senior Obligations.

13. Reinstatement.  The terms and provisions of this Agreement shall continue to be effective or be reinstated, and the Senior Obligations shall not be deemed to be paid in full, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or avoided, or must otherwise be returned by any Senior Lender pursuant to any Insolvency Proceeding or otherwise, all as though such payment had not been made.

14. Expenses.  Subordinated Lender shall pay or reimburse Senior Lenders, upon demand, for all of its reasonable and documented costs and expenses incurred in connection with the enforcement of any rights and remedies with respect to the Subordinated Lender under this Agreement, including, without limitation, reasonable fees and disbursements of counsel to Senior Lenders.

15. Provisions Define Relative Rights.  This Agreement is intended solely for the purpose of defining the relative rights of Senior Lenders, on the one hand, and the Subordinated Lender, on the other, and the obligations of Credit Parties in connection with the foregoing and no other Person shall have any right, benefit or other interest under this Agreement.  Each Credit Party hereby agrees that it will not make any payment on or in respect of any of the Subordinated Obligations, or take any other actions, in contravention of the provisions of this Agreement.

16. Legend.  Subordinated Lender will cause each Subordinated Note (and each other Subordinated Loan Document as Agent shall request) to bear upon its face the following legend:

“ALL INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF AUGUST 28, 2015 (THE “SUBORDINATION AGREEMENT”), AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, BY AND AMONG FUSION TELECOMMUNICATIONS INTERNATIONAL, INC., A DELAWARE CORPORATION AND ITS SUBSIDIARIES, OPUS BANK, AS ADMINISTRATIVE AGENT, AND THE HOLDERS FROM TIME TO TIME OF THE OBLIGATIONS ARISING UNDER THE SUBORDINATED LOAN DOCUMENTS REFERRED TO IN THE SUBORDINATION AGREEMENT, INCLUDING, WITHOUT LIMITATION, THIS NOTE, AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.”

17. Powers Coupled With An Interest.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full.

18. Authority of Senior Lenders.  Each Credit Party and Subordinated Lender acknowledge and agree that the rights and responsibilities of each Senior Lender under this Agreement with respect to any action taken by any Senior Lender or the exercise or non-exercise by any Senior Lender of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall be governed by the Senior Loan Documents and by such other agreements with respect thereto as may exist from time to time among, but, as between Senior Lenders, on the one hand, and the Credit Parties and the Subordinated Lender, on the other hand, each Senior Lender shall be conclusively presumed to be acting with full and valid authority so to act or refrain from acting, and neither any Credit Party nor Subordinated Lender shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

19. Notices.

(a) All notices, requests and demands to or upon any Senior Lender, any Credit Party or Subordinated Lender under this Agreement to be effective shall be in writing (or by fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (iii) if by fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

If to Agent:                                                           Opus Bank
19900 MacArthur Blvd., 12th Floor
Irvine, CA 92612
Attn: Kevin McBride, Senior Managing Director
Telephone:  949.251.8182
E-mail:  kmcbride@opusBank.com

with a copy to :

                                Schiff Hardin LLP
                                233 South Wacker Drive, Suite 6600
                                Chicago, Illinois 60606
Attention: Sean T. Maloney
Telecopy: (312) 258-5600
Email: smaloney@schiffhardin.com

If to any Credit Party:                                          Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, New York 10170
Facsimile: (212) 972-7884
Attention: Gordon Hutchins, Jr., President

with a copy to:                                                      Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
Attention: Jack Miles and Merrill Stone
Facsimile: (212) 808-7897
Email: mstone@kelleydrye.com

(b) If to Subordinated Lender, at its address or transmission number for notices set forth under its signature below.

(c) Any Senior Lender, Credit Party or Subordinated Lender may change its addresses and transmission numbers for notices by notice in the manner provided in this Section 19.

20. Counterparts.  This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of an original executed counterpart of this Agreement.

21. Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

22. Integration.  THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT OF SENIOR LENDERS, CREDIT PARTIES AND THE SUBORDINATED LENDER WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THERE ARE NO PROMISES OR REPRESENTATIONS BY ANY SENIOR LENDER, CREDIT PARTIES OR SUBORDINATED LENDER RELATIVE TO THE SUBJECT MATTER HEREOF NOT REFLECTED HEREIN.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

23. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent and the Subordinated Lender, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given; provided that any such modification or waiver that directly and adversely affects the obligations of the Credit Parties hereunder and is sought to be enforced against the Credit Parties shall require the consent of the Credit Parties.

(b) No failure to exercise, nor any delay in exercising, on the part of any Senior Lender, any right, remedy power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(d) If Subordinated Lender or any Credit Party violates any of the terms or provisions of this Agreement, in addition to any remedies in law, at equity or otherwise, any Senior Lender may restrain or enjoin such violation in any court of competent jurisdiction and may interpose this Agreement as a defense or counterclaim in any action or proceeding by Subordinated Lender or any Credit Party.

24. Section Headings.  The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

25. Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Credit Party and Subordinated Lender and shall inure to the benefit of Senior Lenders and their respective successors and assigns.

26. Governing Law; etc.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

27. Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

  AGENT:

OPUS BANK, as Administrative Agent By: /s/ Kevin McBride Name: Kevin McBride Title: Senior Managing Director

CREDIT PARTIES:

FUSION NBS ACQUISITION CORP. By: /s/ Gordon Hutchins, Jr. Name: Gordon Hutchins, Jr. Its: President and COO
FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. By: /s/ Gordon Hutchins, Jr. Name: Gordon Hutchins, Jr. Its: President and COO
NETWORK BILLING SYSTEMS, L.L.C. By: /s/ Gordon Hutchins, Jr. Name: Gordon Hutchins, Jr. Its: Executive Vice President
PINGTONE COMMUNICATIONS, INC. By: /s/ Gordon Hutchins, Jr. Name: Gordon Hutchins, Jr. Its: President and COO
FUSION BVX LLC By: /s/ Gordon Hutchins, Jr. Name: Gordon Hutchins, Jr. Its: President and COO

SUBORDINATED LENDER:

/s/ Marvin Rosen
Marvin Rosen

Exhibit A

Subordinated Note

See Attached

UNSECURED PROMISSORY NOTE

$3,922,364.37	October 25, 2012

For value received, the undersigned maker (“Maker”), whose address is 420 Lexington Avenue, Suite 1718, New York, NY 10170, promises to pay to the order of MARVIN S. ROSEN (“Lender”), whose address is 912 Fifth Avenue, #5A, New York, NY 10035, the principal sum of $3,922,364.37 together with all accrued and unpaid interest from the date of execution of the Note at the rate of 7.0% per annum, compounding annually, upon the unpaid principal balance until the principal balance is paid in full, payable in U.S. Dollars at the Lender’s address set forth above, or at such other address as Lender may designate. The unpaid principal balance of this Note and all accrued but unpaid interest will be due and payable in full on the date that is 60 days following termination of that certain Intercreditor and Subordination Agreement dated October 25, 2012 by and between Fusion Telecommunications International, Inc., Praesidian Capital Opportunity Fund III, LP, Praesidian Capital Opportunity Fund III-A, LP, and Plexus Fund II, LP, and Praesidian Capital Opportunity Fund III, LP, as agent.
If the Maker defaults in its obligations hereunder, neither the failure of the Lender to promptly exercise its right to declare the outstanding principal and accrued but unpaid interest hereunder to be immediately due and payable, nor the failure to exercise any other right or remedy the Lender may have for default, nor the acceptance by the Lender of late or partial payments shall constitute a waiver of such rights in connections with any future default on the part of the undersigned or any other person who may be liable hereunder.
The Maker agrees to pay all of the Lender’s expenses of collecting and enforcing this Note, including, without limitation, expenses and reasonable fees of legal counsel, court costs and the cost of appellate proceedings.
This Note is to be construed and enforced according to the laws of the state of New York without regard to the conflicts of laws or provisions thereof.
Maker waives any right of exemption and waives presentment, protest and demand, notice of protest, demand, and/or dishonor and nonpayment of this Note.

Maker:
Fusion Telecommunications International, Inc., a Delaware corporation

By:
Printed Name: Gordon Hutchins, Jr., as President
Date: October 25, 2012

41907-0025
CH2\17101039.4